Carter's, Inc. Reports First Quarter Results

                  -- Net Sales $320 Million, Up 8%

                  -- GAAP Diluted EPS $0.16, Down 38%

                  -- Adjusted EPS $0.22, Down 15%

      ATLANTA, April 24 /PRNewswire-FirstCall/ -- Carter's, Inc. (NYSE: CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, reported its first quarter fiscal 2007 results.

First Quarter of Fiscal 2007 compared to First Quarter of Fiscal 2006

      Consolidated net sales increased 8.0% to $320.1 million. Net sales of the Company's Carter's brands increased 10.6% to $249.3 million. Net sales of the Company's OshKosh brand decreased 0.2% to $70.8 million.

      The Company's wholesale sales increased 5.0% to $137.6 million. Carter's wholesale sales, excluding off-price sales of $5.7 million in each of the first quarters of fiscal 2007 and 2006, increased 10.7% to $107.0 million. OshKosh wholesale sales, excluding off-price sales of $0.9 million in the first quarter of fiscal 2007 and $2.6 million in the first quarter of fiscal 2006, decreased 7.9% to $24.0 million.

      The Company's mass channel sales, which are comprised of sales of its Child of Mine brand to Wal-Mart and Just One Year brand to Target, increased 14.4% to $61.8 million.

      Total retail store sales increased 8.3% to $120.7 million. Carter's retail store sales increased 8.3% to $74.8 million driven by sales of $6.7 million from new Carter's stores opened since the first quarter of fiscal 2006 and a comparable store sales increase of $0.4 million, or 0.7%, offset by the impact of store closures of $1.4 million. OshKosh retail store sales increased 8.4% to $45.9 million driven by sales of $3.5 million from new OshKosh stores opened since the first quarter of fiscal 2006 and a comparable store sales increase of $0.3 million, or 0.8%, offset by the impact of store closures of $0.3 million.

      In the first quarter of fiscal 2007, the Company opened one Carter's retail store. As of March 31, 2007, the Company had 220 Carter's and 157 OshKosh retail stores. The Company plans to open ten Carter's and five OshKosh retail stores during fiscal 2007. The Company also plans to close six Carter's and three OshKosh retail stores during fiscal 2007.

      In February 2007, the Company announced its plans to close its distribution facility located in White House, Tennessee. During the first quarter of fiscal 2007, the Company recorded pre-tax charges of approximately $6.0 million, or $0.06 per diluted share, related to this closure. The Company expects to incur an additional $3.0 million in pre-tax charges related to this closure. The estimated annual savings resulting from the closure of this facility is approximately $4.0 million beginning in the second half of fiscal 2007.

      In the first quarter of fiscal 2007, net income was $9.6 million, or $0.16 per diluted share, compared to $15.8 million, or $0.26 per diluted share, in the first quarter of fiscal 2006. Excluding the costs related to the closure of our White House, Tennessee distribution facility, adjusted first quarter net income decreased 15.4% to $13.3 million, and adjusted diluted earnings per share decreased 15.4% to $0.22. The reconciliation of income as reported under generally accepted accounting principles ("GAAP") to income adjusted for these closure costs is shown below.

                                          (dollars in millions, except EPS)
                                       Three-month period ended March 31, 2007

                                               Income
                                               Before       Net       Diluted
                                               Taxes       Income       EPS

    Income, as reported (GAAP)                 $15.4        $9.6       $0.16

      Distribution facility closure costs (a)    4.5         2.8        0.05
      Accelerated depreciation (b)               1.5         0.9        0.01

    Income, as adjusted (c)                    $21.4       $13.3       $0.22

    (a) Costs associated with the closure of our White House, Tennessee distribution facility.

    (b) Accelerated depreciation charges (included in selling, general, and administrative expenses) related to the closure of our White House, Tennessee distribution facility.

    (c) In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present income before taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above. We believe these adjustments provide a more meaningful comparison of the Company's results. These adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP. The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company's future condition or results of operations.

      "Our first quarter consolidated sales and earnings were better than planned," noted Fred Rowan, Chairman and CEO. "We continue to realize strong sales growth in our Carter's wholesale and mass channel businesses, and I'm pleased with the progress we're making to improve the performance of our Retail and OshKosh wholesale segments. We're on track to realize the benefits from our product sourcing initiatives, and we expect our operating margins will improve in the second half of this year." Net cash provided by operating activities during the first quarter of fiscal 2007 was $6.7 million compared to net cash used in operating activities of $14.0 million in the first quarter of fiscal 2006. Net cash flow from operations in the first quarter of fiscal 2006 was impacted by significant reductions in accounts payable and accrued liabilities as a result of the payment of acquisition-related liabilities, the payment of increased levels of incentive compensation, and the timing of payments to vendors. In February 2007, the Company's Board of Directors authorized a $100 million share repurchase program. During the first quarter of fiscal 2007, the Company repurchased 1,252,832 shares of its common stock for approximately $30 million at an average price of $23.95 per share.

Business Outlook

      Our business outlook is based on our current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

                         (dollars in millions, except for share data)
                          Second Quarter 2007        Fiscal 2007

    Consolidated Net
     Sales                  $290      +4%(a)   $1,420 to $1,430  +6%(c)
    Consolidated Adjusted
     Diluted EPS           $0.11     (27%)(b)   $1.47 to  $1.52  +4% to +7%(d)

    (a) Comparison to the second quarter of fiscal 2006.

    (b) Second quarter of fiscal 2007 excludes $1.0 million, or $0.02 per diluted share, in estimated after-tax costs related to the closure of our White House, Tennessee distribution facility.

    (c) Comparison to fiscal 2006.

    (d) Fiscal 2007 excludes $5.3 million, or $0.09 per diluted share, in estimated after-tax costs related to the closure of our White House, Tennessee distribution facility.

      The Company will broadcast its quarterly conference call on April 25, 2007 at 8:30 a.m. Eastern Time. To participate in the call, please dial 1-913-981-5523. To listen to the live broadcast over the internet, please log on to http://www.carters.com, go to "About Carter's," click on "Investor Relations," and click on the link "First Quarter Conference Call." A replay of the call will be available shortly after the broadcast through May 4, 2007, at 1-719-457-0820, passcode 7222347. This replay will also be archived on the Company's website at the same location.

For more information on Carter's, Inc., please visit http://www.carters.com.

Contact:
Eric Martin
Vice President, Investor Relations
(404) 745-2889

Cautionary Language

      Statements contained herein that relate to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated results for fiscal 2007 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to materially differ include a decrease in sales to, or the loss of one or more of the Company's key customers; increased competition in the baby and young children's apparel market; the acceptance of our products in the marketplace; deflationary pressures on our prices; disruptions in foreign supply sources; negative publicity; our substantial leverage, which increases our exposure to interest rate risk and could require us to dedicate a substantial portion of our cash flow to repay principal; changes in consumer preference and fashion trends; a decrease in the overall level of consumer spending; the impact of governmental regulations and environmental risks applicable to the Company's business; our ability to adequately forecast demand, which could create significant levels of excess inventory; our ability to identify new retail store locations, and negotiate appropriate lease terms for our retail stores; our ability to improve the performance of our retail and OshKosh wholesale segments; our ability to attract and retain key individuals within the organization; failure to realize the revenue growth, cost savings and other benefits that we expect will result from our acquisition of OshKosh B'Gosh, Inc., which could impact the carrying value of our intangible assets; and seasonal fluctuations in the children's apparel business. These risks are further described in our most recently filed Annual Report on Form 10-K and other reports filed with the SEC under the headings "Risk Factors" and "Forward-Looking Statements." The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                                CARTER'S, INC.
                       CONSOLIDATED STATEMENT OF INCOME
                (dollars in thousands, except for share data)
                                 (unaudited)

                                                   Three-month periods ended
                                                    March 31,      April 1,
                                                      2007           2006
    Net sales:

      Wholesale - Carter's                          $112,653        $102,361

      Wholesale - OshKosh                             24,993          28,680

        Total Wholesale sales                        137,646         131,041

      Retail - Carter's                               74,826          69,068

      Retail - OshKosh                                45,848          42,312

        Total Retail sales                           120,674         111,380

      Mass Channel                                    61,808          54,026

        Total net sales                              320,128         296,447

    Cost of goods sold                               213,748         188,283

    Gross profit                                     106,380         108,164

    Selling, general, and administrative expenses     88,246          82,982

    Facility closure costs                             4,507              81

    Royalty income                                    (7,545)         (7,174)

    Operating income                                  21,172          32,275

    Interest expense, net                              5,728           6,884

    Income before income taxes                        15,444          25,391

    Provision for income taxes                         5,833           9,606

    Net income                                        $9,611         $15,785


    Basic net income per common share                 $ 0.16          $ 0.27

    Diluted net income per common share               $ 0.16          $ 0.26

    Basic weighted-average number of shares
     outstanding                                  58,447,494      57,709,034

    Diluted weighted-average number of shares
     outstanding                                  61,210,621      61,135,278

                                CARTER'S, INC.
                          CONSOLIDATED BALANCE SHEET
                (dollars in thousands, except for share data)
                                 (unaudited)

                                             March 31,  December 30,  April 1,
                                               2007        2006         2006
    ASSETS
    Current assets:
      Cash and cash equivalents             $   41,750   $  68,545  $   59,662
      Accounts receivable, net                 116,864     110,615     108,014
      Inventories, net                         159,574     193,588     154,341
      Prepaid expenses and other current        11,919       7,296       8,741
       assets
      Deferred income taxes                     18,905      22,377      21,818

        Total current assets                   349,012     402,421     352,576

    Property, plant, and equipment, net         80,972      87,940      76,166
    Tradenames                                 322,233     322,233     322,233
    Cost in excess of fair value of net
     assets acquired                           279,756     279,756     283,394
    Deferred debt issuance costs, net            5,611       5,903       7,788
    Licensing agreements, net                   11,831      12,895      16,086
    Leasehold interests, net                     1,035       1,151       1,502
    Other assets                                10,540      10,892       6,154
        Total assets                        $1,060,990  $1,123,191  $1,065,899

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Current maturities of long-term debt  $    2,627  $    2,627  $    4,231
      Accounts payable                          41,605      70,878      24,511
      Other current liabilities                 43,007      63,012      66,022

        Total current liabilities               87,239     136,517      94,764
    Long-term debt                             341,529     342,405     415,720
    Deferred income taxes                      120,640     125,784     128,639
    Other long-term liabilities                 32,347      22,994      20,917

    Total liabilities                          581,755     627,700     660,040

    Commitments and contingencies
    Stockholders' equity:
      Preferred stock; par value $.01 per
       share; 100,000 shares authorized;
       none issued or outstanding at
       March 31, 2007, December 30, 2006,
       and April 1, 2006                            --          --          --
      Common stock, voting; par value $.01
       per share; 150,000,000 shares
       authorized; 57,790,640 and
       58,927,280 shares issued and
       outstanding at March 31, 2007
       and December 30, 2006; 40,000,000
       shares authorized; 28,988,029
       shares issued and outstanding
       at April 1, 2006                            578         589         290
      Additional paid-in capital               247,075     275,045     260,053
      Accumulated other comprehensive income     4,827       5,301       2,395
      Retained earnings                        226,755     214,556     143,121

        Total stockholders' equity             479,235     495,491     405,859


          Total liabilities and
           stockholders' equity             $1,060,990  $1,123,191  $1,065,899

SOURCE  Carter's, Inc.                                              04/24/2007

/CONTACT:  Eric Martin, Vice President,
Investor Relations of Carter's, Inc., +1-404-745-2889/
/First Call Analyst: /
/FCMN Contact: eric.martin@carters.com /
/Web site:  http://www.carters.com/